Exhibit 99.1
[GRAPHIC OMITTED][GRAPHIC OMITTED]
BALDWIN & LYONS, INC.
PROTECTIVE INSURANCE COMPANY
SAGAMORE INSURANCE COMPANY
B & L Insurance, Ltd. (Bermuda)
[OBJECT OMITTED]
1099 North Meridian Street
Indianapolis, IN 46204
(317) 636-9800


Subj:    Baldwin & Lyons, Inc.                                  October 25, 2004
                                               Press Contact: G. Patrick Corydon
                                                                  (317) 636-9800
                                                     corydon@baldwinandlyons.com


                              FOR IMMEDIATE RELEASE

                BALDWIN & LYONS, INC. ANNOUNCES DISCONTINUANCE OF
                  SMALL BUSINESS WORKERS' COMPENSATION PRODUCT


         INDIANAPOLIS, INDIANA, OCTOBER 25, 2004--Baldwin & Lyons, Inc. (NASD:
BWINA, BWINB) announces that its Sagamore Insurance Company subsidiary will no longer market and underwrite workers' compensation coverage for small businesses. This product line, the Company's smallest with approximately $9.6 million of premium inforce, has performed below expectations for several quarters and remediation measures undertaken late last year failed to improve underwriting results.

Policies currently inforce will run off through normal expiration dates and all quotes outstanding will be honored. However, no new business will be written after December 31, 2004. All personnel involved in this product will be offered other positions within the Baldwin & Lyons Group.
of Protective Insurance Company.